Exhibit 99.2

Restoration Hardware Announces Executive and Director Changes

Corte Madera, Calif., August 25, 2005 – Restoration Hardware, Inc. (Nasdaq: RSTO) today announced that Patricia McKay, Executive Vice President and Chief Financial Officer, has resigned effective September 9, 2005, and will be joining Office Depot, Inc. (NYSE: ODP) as its Executive Vice President – Chief Financial Officer where she had been a member of the Board of Directors.

Ms. McKay has served as the Company’s Chief Financial Officer since October 2003.  Gary G. Friedman, Restoration Hardware’s Chairman, President and Chief Executive Officer, stated, “Pat has played a pivotal role as the Chief Financial Officer of Restoration Hardware during an important time for the company.  She leaves us having built a strong finance organization at the same time that our brand repositioning has gained substantial momentum.  While we will miss having Pat on our leadership team, we want to thank her for all of the outstanding contributions she has made to our company and wish her the best in her new role.”

Mr. Friedman announced that Murray Jukes, Vice President, Corporate Controller, of Restoration Hardware, has been appointed Acting Chief Financial Officer until a permanent successor to Ms. McKay is named.  Mr. Jukes, who will also retain his current responsibilities, has over 16 years of financial experience.  “We are pleased that Murray will be assuming the role of Acting Chief Financial Officer.  Murray’s extensive financial experience and tenure at our company make him a natural choice as Acting CFO to facilitate a smooth transition,” Mr. Friedman said.  The Company also announced that it has commenced a search for a permanent replacement for Ms. McKay.

Restoration Hardware today also announced the appointment of Robert C. Hamer III, as an independent member of its Board of Directors.  Mr. Hamer is currently the chief executive officer and chairman of Primitive Logic, Inc., a San Francisco based private technology services firm that he founded in 1997.

Mr. Friedman commented, “We are pleased to welcome Bob to our Board of Directors. His extensive information technology background will add depth and expertise to our Board.”  Primitive Logic was engaged by Restoration Hardware to provide consulting services from May 2005 to early August 2005.

About Restoration Hardware, Inc.:

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bath ware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view.  Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of August 25, 2005 the Company operated 102 retail stores and 3 outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements that implicate benefits from the Company’s appointment of Mr. Hamer to the Board of Directors, statements relating to our personnel, and other statements containing words such as “expects” and words of similar import or statements of management’s opinion.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, changes in investor perceptions of the Company, changes in economic or business conditions in general, customer reactions to the Company’s current programs and strategies, changes in the competitive environment in which the Company operates, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended April 30, 2005 in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Revenue,” “Expenses,” “Other Matters,” “Liquidity and Capital Resources” and “Factors that May Affect our Future Operating Results,” and in Part I, Item 4 thereof (“Controls and Procedures”).  The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.